EXHIBIT 5

October 21, 2005
Rayonier Inc.
50 North Laura St.
Jacksonville, FL 32202
Ladies and Gentlemen:
          I am Vice President and General Counsel of Rayonier Inc., a North Carolina corporation (the “Company”). In that capacity I have acted as counsel for the Company with respect to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission relating to 1,200,000 shares of common stock of the Company (the “Shares”) to be issued pursuant to the Rayonier 1994 Incentive Stock Plan (the “Plan”). I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Plan and such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for purposes of the opinion as set forth below. I have assumed the genuineness of the signatures on all documents examined by me (other than those of officers and directors of the Company), the authenticity of all documents submitted to me as originals and the conformity to all corresponding originals of all documents submitted to me as copies. Based on the foregoing, I am of the opinion that the Shares to be issued under the Plan will, when so issued pursuant to the provisions of the Plan, be validly issued, fully paid and non-assessable (assuming that, at the time of such issuance, the Company has a sufficient number of authorized and unissued Shares available for such issuance). I am a member of the bar of the State of New York and express no opinion to any matter relating to any law other than the Federal law of the United States and the North Carolina Business Corporation Act. I consent to the use of this opinion as Exhibit 5 to the aforesaid Registration Statement. In giving such consent, I do not thereby admit that I am within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Michael R. Herman

Michael R. Herman
Vice President and General Counsel
Rayonier Inc.